As filed with the Securities and Exchange Commission on April 30, 2024

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________

Prenetics Global Limited
(Exact name of registrant as specified in its charter)

__________________

Cayman Islands (State or other jurisdiction of incorporation or organization)	(Zip Code)	Not Applicable (I.R.S. Employer Identification Number)

Unit 703-706, K11 Atelier King’s Road 728 King’s Road, Quarry Bay Hong Kong
(Address of Principal Executive Offices)

2022 Share Incentive Plan
(Full title of the plan)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1 800-221-0102
(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 is being filed by Prenetics Global Limited (the “Registrant”) with the U.S. Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 438,043 shares of the Registrant’s common stock, par value $0.0015 per share (the “Ordinary Shares”) to be issued pursuant to the evergreen provisions (as defined below) of the Registrant’s 2022 Share Incentive Plan (the “Plan”) and to be added to the award pool of the Plan. Pursuant to Section 3.1(a) of the Plan (hereinafter referred to as the “evergreen provisions”), the number of Ordinary Shares with respect to which awards may be granted under the Plan will be increased on the first day of each calendar year beginning in 2023, in accordance with a formula set forth in the Plan. Based on the foregoing, the Registrant previously registered 5,557,230 Class A ordinary shares, par value $0.0001 per share (equivalent to 370,482 Ordinary Shares after the reverse stock split carried out by the Registrant on November 14, 2024) that are or may become issuable under the Plan pursuant to the Registrant’s Registration Statement on Form S-8 (File No. 333-271552) filed with the Commission on May 1, 2023 (the “Prior Registration Statement”). This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E of Form S-8. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement is incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are hereby incorporated into this Registration Statement by reference (other than information in such filings deemed, under Commission rules or otherwise, not to have been filed with the Commission

a.The Registrant’s Annual Report on Form 20-F (File No. 001-41401) for the year ended December 31, 2023 filed with the Commission on April 30, 2024;

b.the description of the Registrant’s ordinary shares as contained in its registration statement on Form 8-A (File No. 001-41401), filed with the Commission under Section 12(b) of the Exchange Act on May 17, 2022, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this registration statement.

EXHIBIT INDEX

Exhibit Number	Description
4.1
Amended and Restated Memorandum and Articles of Association of Prenetics Global Limited (incorporated by reference to Exhibit 3.1 to the Form F-3/A (Reg. No. 333-276538), filed with the SEC on February 5, 2024).

4.2
Registrant’s Specimen Certificate for Class A ordinary shares (incorporated herein by reference to Exhibit 4.1 of Amendment No. 3 to the Registration Statement on Form F-4 (Registration No. 333-260928) filed with the Securities and Exchange Commission on December 30, 2021, as amended)

5.1*	Opinion of Mourant Ozannes as to validity of the Class A ordinary shares being registered
10.1
Prenetics Global Limited 2022 Share Incentive Plan (incorporated herein by reference to Exhibit 4.4 of the Shell Company Report on Form 20-F filed with the Securities and Exchange Commission on May 27, 2022)

23.1*	Consent of KPMG
24.1*	Powers of Attorney (included on signature page hereto)
107*	Filing Fee Table
_________________________
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on April 30, 2024.

Prenetics Global Limited

By: /s/ Danny Sheng Wu Yeung
Name: Danny Sheng Wu Yeung
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Danny Sheng Wu Yeung and Lo Hoi Chun, each acting alone, as his or her true and lawful attorney-in-fact and agents, with the power of substitution and re-substitution, for and in such person’s name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8, or other appropriate form, and all amendments thereto, including post-effective amendments, of Prenetics Global Limited, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Danny Sheng Wu Yeung	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	April 30, 2024
Danny Sheng Wu Yeung
/s/ Lo Hoi Chun	Chief Financial Officer (Principal Financial and Accounting Officer)	April 30, 2024
Lo Hoi Chun
/s/ Cheng Yin Pan	Director	April 30, 2024
Cheng Yin Pan
/s/ Cui Zhanfeng	Director	April 30, 2024
Cui Zhanfeng
/s/ Ian Ying Woo	Independent Director	April 30, 2024
Ian Ying Woo
/s/ Chiu Wing Kwan Winnie	Independent Director	April 30, 2024
Chiu Wing Kwan Winnie

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Prenetics Global Limited has signed this registration statement or amendment thereto in the City of New York, New York on April 30, 2024.

Cogency Global Inc.

By:     /s/ Colleen A. De Vries
Name:     Colleen A. De Vries
Title:     Senior Vice President